Exhibit 23.1

KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2025, with respect to the consolidated financial statements and financial statement schedule II of EVgo Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

May 22, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.